                          SECURITIES PURCHASE AGREEMENT



         This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of December 13, 2001 by and among ROBERT E. NEDERLANDER ("Nederlander"), ROBERT E. NEDERLANDER FOUNDATION (the "Nederlander Foundation"), RER CORP. ("RER"), HERBERT B. HIRSCH ("Hirsch"), GROWTH REALTY, INC. ("GRI"), GROWTH REALTY HOLDINGS L.L.C. ("GRLLC"), JEROME J. COHEN ("Cohen"), RITA COHEN, trustee under an indenture of trust dated October 25, 1991 ("Cohen Trust"), RITA AND JEROME J. COHEN FOUNDATION, INC. (the "Cohen Foundation"), JOHN E. MCCONNAUGHY, JR. ("McConnaughy") and DON A. MAYERSON ("Mayerson"; collectively, Nederlander, the Nederlander Foundation, RER, Hirsch, GRI, GRLLC, Cohen, Cohen Trust, Cohen Foundation, McConnaughy and Mayerson are referred to herein as the "Sellers") and LC ACQUISITION CORP., a California corporation (the "Purchaser").

         WHEREAS, Nederlander owns two hundred ninety-seven thousand eight hundred and seven (297,807) shares of the common stock (the "Common Stock") of Mego Financial Corp., a New York corporation (the "Company");

         WHEREAS, Nederlander Foundation owns sixteen thousand six hundred and sixty-six (16,666) shares of the Common Stock;

         WHEREAS, RER owns forty-one thousand six hundred and sixty-six (41,666) shares of the Common Stock;

         WHEREAS, Hirsch owns two hundred fifty thousand four hundred and ten (250,410) shares of the Common Stock;

         WHEREAS, GRI owns two hundred eleven thousand five hundred and six (211,506) shares of the Common Stock;

         WHEREAS, GRLLC owns thirty-nine thousand one hundred and sixty-six (39,166) shares of the Common Stock;

         WHEREAS, Cohen owns one hundred eighty-three thousand six hundred and sixty (183,660) shares of the Common Stock;

         WHEREAS, Cohen Trust owns eighty-three thousand three hundred and thirty-three (83,333) shares of the Common Stock;

         WHEREAS, Cohen Foundation owns four thousand (4,000) shares of the Common Stock;

         WHEREAS, McConnaughy owns twenty-two thousand three hundred twenty-eight (22,328) shares of the Common Stock;

         WHEREAS, Mayerson owns one hundred nineteen thousand and ninety-two (119,092) shares of the Common Stock; and

         WHEREAS, each of the Sellers is desirous of selling their shares of Common Stock to the Purchaser, and the Purchaser is desirous of acquiring all of the shares of Common Stock from the Sellers, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and of the mutual obligations hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I.

                      PURCHASE AND SALE OF THE SECURITIES;
                         CLOSING; SELLER REPRESENTATIVE

         Section 1.01 Purchase and Sale of the Securities. Subject to the terms and conditions set forth in this Agreement, the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Sellers' shares of Common Stock set forth on Schedule 1.01 (individually referred to herein as a "Security" and collectively referred to herein as the "Securities") for a purchase price of Four Dollars per Security, or an aggregate purchase price of FIVE MILLION SEVENTY- EIGHT THOUSAND FIVE HUNDRED AND THIRTY-SIX DOLLARS ($5,078,536) (collectively referred to herein as the "Purchase Price").

         Section 1.02 Closing.

               (a) Conditions Precedent. The sale of the Securities by the Sellers to the Purchaser shall occur only after the approval of the Company's shareholders to the transactions contemplated herein has been obtained (the "Closing").

               (b) Location. The Closing shall take place at the offices of Swidler Berlin Shereff Friedman, LLP at The Chrysler Building, 405 Lexington Ave., New York, New York, 10174 or at such place and time as may be agreed upon by the Sellers and the Purchaser after delivery by the Company to the Escrow Agent (as defined below) of notice that shareholder approval to the transactions contemplated herein has been obtained.

                  (c) Deliveries. At the Closing, pursuant to Escrow Agreement #2 by and among the Purchaser, the Sellers, Swidler Berlin Shereff Friedman, LLP, as escrow agent (the "Escrow Agent") and other parties named therein (the "Escrow Agreement"), the Escrow Agent shall (a) deliver to the Purchaser certificates evidencing the Securities, endorsed in blank or accompanied by executed assignment documents; (b) have the Purchase Price in cash in escrow, request the draw down of, and draw down the full amount, equaling the Purchase Price, of the letter of credit executed by Bank Leumi or backed by Bank of American or Wells Fargo for the benefit of the Sellers, in substantially the form annexed hereto as Exhibit A (the "Letter of Credit") or receive from the Purchaser the Purchase Price by wire transfer of immediately available funds in accordance with written wire instructions to be provided by the Escrow Agent to the Purchaser not later than one (1) Business Day prior to Closing; and (c) pay The Bank of Bloomfield Hills ("BOBH"), Comerica Bank ("Comerica") and Community Bank of Dearborn ("CBOD, collectively referred to herein with BOBH and Comerica as the "Banks") the minimum payment amounts set forth on Schedule I of their respective release letters. The Seller Representative shall instruct the Escrow Agent as to the various entities owed fees and expenses by the Sellers and Banks and the amount of such fees and expenses and the Escrow Agent shall pay such fees and expenses from the Purchase Price. Within five business days of the Closing, the Seller Representative shall instruct the Escrow Agent to pay to each Seller and Bank, each Seller's or Bank's portion of the Purchase Price minus the same portion of the fees and expenses incurred by the Sellers and the Banks in connection with the Purchase Agreement minus, in the case of the Banks, the amounts received at the Closing.

         Section 1.03 Escrow Agent. Swidler Berlin Shereff Friedman, LLP has and shall act as escrow agent of all the Sellers and the Purchaser under the terms of the Escrow Agreement. The Purchaser acknowledges and agrees that Swidler Berlin Shereff Friedman, LLP is also acting as counsel to one or more of the Sellers with respect to the transactions contemplated by this Agreement.

         Section 1.04 Seller Representative. Nederlander shall act as the representative of all the Sellers (the "Seller Representative"), at no cost to any of the Sellers, under the terms of an Authorization Agreement by and among the Sellers, the Escrow Agent and the Seller Representative (the "Authorization Agreement").

         Section 1.05 Termination. This Agreement shall be automatically terminated if the Closing has not occurred on or prior to March 1, 2002. Notwithstanding any provision in this Agreement to the contrary, the provisions of Sections 4.01 and 4.02 shall survive the termination of this Agreement.


                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each Seller, severally but not jointly, hereby represents and warrants to, and agrees with, the Purchaser, as of the date hereof and as of the Closing, as follows:

         Section 2.01 Authorization of Transaction. Such Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming due execution and delivery of the Agreement by the other Sellers and the Purchaser, this Agreement constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms and conditions. In the case of Sellers which are not natural persons, the execution and delivery of this Agreement by such Seller will not violate any of the provisions of its organizational documents.

         Section 2.02 Litigation. To the Sellers' knowledge there are: (a) no claims, actions, suits, investigations, or proceedings pending or threatened against any of the Sellers before any governmental entity or arbitrator, that would be reasonably likely to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein; and (b) no orders of any governmental entity or arbitrator outstanding against any of the Sellers that would reasonably be likely to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein.

         Section 2.03 Consents. Except as set forth on Schedule 2.03, no consent, waiver, approval or authorization of any governmental or regulatory authority or instrumentality or any third party is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 2.04 Capital Stock of the Company. Except as set forth on
Schedule 2.04, such Seller holds of record and beneficially the number of Securities set forth in the Whereas clause next to such Seller's name, free and clear of any liens, claims, encumbrances or restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws). Other than this Agreement, there are no options, warrants, rights, contracts, calls, puts or other agreements or commitments to which such Seller is a party providing for the acquisition or disposition of any of the Securities.

         Section 2.05 No Other Representations or Warranties. Such Seller is not making any other representations, express or implied, with respect to the Company, the Securities or the transactions contemplated hereby, except as otherwise set forth in this Article II. Such Seller agrees that its representations or warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.


                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to, and agrees with, the Sellers, as of the date hereof and as of the Closing, as follows:

         Section 3.01 Authority. The Purchaser has full power and authority to execute and deliver this Agreement, to purchase the Securities from the Sellers and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of the Agreement by the Sellers, this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms and conditions. The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority and the Purchaser will not violate any of the provisions of its organizational documents.

         Section 3.02 Litigation. To the Purchaser's knowledge there are: (a) no claims, actions, suits, investigations, or proceedings pending or threatened against the Purchaser before any governmental entity or arbitrator, that would be reasonably likely to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein; and (b) no orders of any governmental entity or arbitrator outstanding against the Purchaser that would reasonably be likely to prevent or enjoin, or delay in any material respect, consummation of the transactions described herein.

         Section 3.03 Consents. No consent, waiver, approval or authorization of any governmental or regulatory authority or instrumentality or any third party is required to be obtained or made by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         Section 3.04 Informed Decision. In reaching an informed decision to buy the Securities, the Purchaser has sufficient information to evaluate the merits and risks of an investment in the Securities and representatives of the Company have (a) fully and satisfactorily answered any questions which the Purchaser or duly authorized representatives of the Purchaser desired to ask concerning the Company, and (b) furnished the Purchaser with any additional information or documents requested to verify the accuracy of or supplement any information previously delivered to or discussed with the Purchaser or duly authorized representatives of the Purchaser.

         Section 3.05 Investment Experience. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser acknowledges that it can bear the economic risk of its investment, and has the knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and has the capacity to protect its own interests. Moreover, the Purchaser acknowledges that due to the inherent risk involved in the investment, the Purchaser's investment may be substantially or totally lost. The Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

         Section 3.06 Investment Representation. The Purchaser understands, and has been advised by counsel, that the Securities have not been registered under the Securities Act or any applicable state securities laws and are being transferred in reliance upon an exemption from registration. The Purchaser is, therefore, acquiring the Securities solely for its own account, for investment purposes, and not with a view to, or for sale or resale in connection with, any distribution thereof in violation of applicable law. By way of disclosure, the Purchaser notes that it may distribute all or a portion of the Securities to its investors at or promptly after the Closing, all of whom shall also be "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities must be held by it and its distributes indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser acknowledges that the Securities may not be freely transferable and that the Purchaser and its distributees may have to bear the economic risk of its and their investment in the Securities for an indefinite period of time.

         Section 3.07 Sufficient Funds. The Purchaser has the funds in cash or via an irrevocable letter of credit sufficient for the payment of the Purchase Price pursuant to Section 1.01. To that end, the Escrow Agent has possession of the cash or the Letter of Credit.

         Section 3.08 No Other Representations or Warranties. The Purchaser is not making any other representations, express or implied, with respect to itself or the transactions contemplated hereby, except as otherwise set forth in this
Article III. The Purchaser agrees that (a) its representations or warranties contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement and (b) subject to the representations and warranties contained in Article II hereof, it is purchasing the Securities on an "as is" basis.


                                   ARTICLE IV.

                                  MISCELLANEOUS

         Section 4.01 Expenses. Other than as may be awarded pursuant to Section
4.10 of this Agreement, the Purchaser hereby agrees that all fees and expenses incurred by the Purchaser in connection with this Agreement shall be borne by the Purchaser, and the Sellers hereby agree that all fees and expenses incurred by the Sellers, other than as may be awarded pursuant to Section 4.10 of this Agreement, in connection with this Agreement shall be borne the Sellers, in each case including without limitation all legal and accounting fees and expenses.

         Section 4.02 Indemnification.

         Each Seller, severally but not jointly, hereby agrees to indemnify, defend, protect and hold harmless the Purchaser from, against and in all respect of all liabilities, losses and damages, including reasonable attorneys' fees and expenses, actually incurred by the Purchaser, and all claims and causes of action made by the Purchaser, as a result of the inaccuracy of any representation or the breach of any warranty of such Seller. Notwithstanding anything to the contrary in this Agreement, (i) no Seller shall be required to indemnify or pay any amount in excess of such Seller's portion of the Purchase Price pursuant to this Section 4.02 and (ii) a Seller will only be responsible for those attorneys' fees and expenses which are so ordered to be paid, pursuant to an arbitration proceeding commenced in accordance with Section 4.10.

         The Purchaser hereby agrees to indemnify, defend, protect and hold harmless each Seller from, against and in all respect of: (i) all liabilities, losses and damages, including reasonable attorneys' fees and expenses, actually incurred by such Seller, and all claims and causes of action made by such Seller, as a result of the inaccuracy of any representation or the breach of any warranty of the Purchaser; and (ii) all liabilities, losses and damages, including reasonable attorneys' fees and expenses, actually incurred by such Seller, as a result of any claim that the consummation or enforcement of the consummation of the transactions contemplated by this Agreement is a breach of any of such Seller's duties as an officer, a director or a stockholder. Notwithstanding anything to the contrary in this Agreement, the Purchaser will only be responsible for those attorneys' fees and expenses which are so ordered to be paid, pursuant to an arbitration proceeding commenced in accordance with
Section 4.10.

         Section 4.03 Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior oral or written agreement among the parties.

         Section 4.04 No Third-Party Beneficiaries; Assignment. This Agreement is for the sole benefit of and binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written consent of the other parties hereto.

         Section 4.05 Amendment. This Agreement may be amended or modified only by an instrument in writing signed by all parties hereto; provided, that the parties hereto acknowledge and agree that Section 1.02(a) shall not, under any circumstances be amended or modified.

         Section 4.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 4.07 Gender and Number; Headings. Whenever used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 4.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions described herein is not affected in any manner materially adverse to any of the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions described herein are fulfilled to the extent possible.

         Section 4.09 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                  (a)      If to the Purchaser:

                           LC Acquisition Corp.
                           200 Park Avenue South, 9th Floor
                           New York, New York 10003
                           Facsimile: (509) 277- 1484
                           Attention: Floyd W. Kephart

                  With a copy (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger
                           & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, California 90067-4590
                           Facsimile: (310) 201-2322
                           Attention: Michael Bales, Esq.

                  (b)      If to the Sellers:

                           To the address, facsimile number and name specified on the signature pages.

                  With a copy (which shall not constitute notice) to:

                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Telecopier No.:  (212) 891-9598
                           Attention:  Charles I. Weissman, Esq.

         Section 4.10 Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration (by three arbitrators) in the City of New York conducted in accordance with the then prevailing rules of the American Arbitration Association, except that in selection of the panel of three arbitrators, the Sellers and the Purchaser shall each select one arbitrator and such party-selected arbitrators shall select the third arbitrator. The parties hereby agree that no party shall be entitled to punitive damages or injunctive relief under this Section 4.10. The judgment of a majority of the arbitrators in any such proceeding shall be final, binding and conclusive on the parties, and a judgment may be entered by the prevailing party on account thereof. The prevailing party in an arbitration conducted pursuant to this Section 4.10 shall be entitled to recover its legal fees and expenses from the losing party thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.



                                           /s/ Robert E. Nederlander
                                        ---------------------------------
                                        ROBERT E. NEDERLANDER

                                        1450 Broadway, 20th Floor
                                        New York, New York 10018
                                        Facsimile: (212) 586-5862



                                        ROBERT E. NEDERLANDER FOUNDATION


                                        By:  /s/ Robert E. Nederlander
                                             ----------------------------
                                             Name:  Robert E. Nederlander
                                             Title: President

                                        1450 Broadway, 20th Floor
                                        New York, New York 10018
                                        Facsimile: (212) 586-5862
                                        Attention: Robert E. Nederlander



                                        RER CORP.


                                        By:  /s/ Robert E. Nederlander
                                             ----------------------------
                                             Name:  Robert E. Nederlander
                                             Title: President

                                        1450 Broadway, 20th Floor
                                        New York, New York 10018
                                        Facsimile: (212) 586-5862
                                        Attention: Robert E. Nederlander

                                      /s/ Herbert B. Hirsch
                                      ----------------------------------------
                                      HERBERT B. HIRSCH

                                      230 East Flamingo Road, Apt. #421
                                      Las Vegas, Nevada 89109
                                      Facsimile: (860) 675-4293



                                      GROWTH REALTY, INC.


                                      By:  /s/ Eugene I. Schuster
                                           -----------------------------------
                                           Name:  Eugene I. Schuster
                                           Title: President

                                      West Grand Blvd.
                                      Building #3011, Suite #321
                                      Detroit, Michigan 48202
                                      Facsimile: (313) 873-4935
                                      Attention: Eugene I. Schuster



                                      GROWTH REALTY HOLDINGS L.L.C.


                                      By:  /s/ Eugene I. Schuster
                                           -----------------------------------
                                           Name:  Eugene I. Schuster
                                           Title: President

                                      West Grand Blvd.
                                      Building #3011, Suite #321
                                      Detroit, Michigan 48202
                                      Facsimile: (313) 873-4935
                                      Attention: Eugene I. Schuster



                                      /s/ Jerome J. Cohen
                                      ----------------------------------------
                                      JEROME J. COHEN

                                      1125 Northeast 125th Street, Suite # 206
                                      North Miami, Florida 33161
                                      Facsimile: (305) 899-1824

                                      /s/ Rita Cohen
                                      -----------------------------------------
                                      Rita Cohen, trustee under an indenture of
                                      trust dated October 25, 1991

                                      11111 Biscayne Boulevard, Apt #227
                                      Miami, Florida 33181
                                      Facsimile: (305) 891-6007
                                      Attention: Rita Cohen



                                      RITA AND JEROME J. COHEN
                                      FOUNDATION, INC.


                                      By: /s/ Jerome J. Cohen
                                          -------------------------------------
                                          Name:  Jerome J. Cohen
                                          Title: President

                                      1125 Northeast 125th Street, Suite # 206
                                      North Miami, Florida 33161
                                      Facsimile: (305) 899-1824
                                      Attention: Jerome J. Cohen



                                      /s/ John E. McConnaughy, Jr.
                                      -----------------------------------------
                                      JOHN E. MCCONNAUGHY, JR.

                                      3 Parklands Drive
                                      Darien, Connecticut 06820
                                      Facsimile:        (203) 662-3425



                                      /s/ Don A. Mayerson
                                      -----------------------------------------
                                      DON A. MAYERSON

                                      2935 Hammock Way
                                      Vero Beach, Florida 32963
                                      Facsimile:        (561) 388-2467

                                  LC ACQUISITION CORP.


                                  By:  /s/ Floyd W. Kephart
                                       -----------------------------------------
                                       Name: Floyd W. Kephart
                                       Title: Chairman & Chief Executive Officer

                                  SCHEDULE 1.01


--------------------------------------------------------------------------------
           SELLER                       NUMBER OF SHARES OF       PERCENTAGE OF
           ------                       -------------------       -------------
                                           COMMON STOCK           PURCHASE PRICE
                                           ------------           --------------
--------------------------------------------------------------------------------
Robert E. Nederlander                         297,807                 23.46%
--------------------------------------------------------------------------------
Robert E. Nederlander Foundation              16,666                  1.31%
--------------------------------------------------------------------------------
RER Corp.                                     41,666                  3.28%
--------------------------------------------------------------------------------
Herbert B. Hirsch                             250,410                 19.72%
--------------------------------------------------------------------------------
Growth Realty, Inc.                           211,506                16.66%*
--------------------------------------------------------------------------------
Growth Realty Holdings L.L.C.                 39,166                  3.08%*
--------------------------------------------------------------------------------
Jerome J. Cohen                               183,660                 14.47%
--------------------------------------------------------------------------------
Cohen Trust                                   83,333                  6.56%
--------------------------------------------------------------------------------
Rita and Jerome J. Cohen
--------------------------------------------------------------------------------
Foundation, Inc.                               4,000                  0.32%
--------------------------------------------------------------------------------
John E.  McConnaughy, Jr.                     22,328                  1.76%
--------------------------------------------------------------------------------
Don A. Mayerson                               119,092                 9.38%
--------------------------------------------------------------------------------
         TOTAL                               1,269,634               100.00%
--------------------------------------------------------------------------------

--------
* Such percentage of Purchase Price minus the same percentage of fees and expenses, outlined in the Authorization Agreement, shall be paid directly to certain banks in consideration of a release of all security interests and liens such banks have on all shares of Common Stock owned by GRI and GRLLC. See Schedule 2.04 for details

                                  SCHEDULE 2.03


APPROVALS*
---------

     1) Approval of a majority of Mego Financial Corp. Shareholders other then the Sellers.

















--------
*    Approval to be obtained prior to or on the Closing.

                                  SCHEDULE 2.04


LIENS*
-----

     1) The Bank of Bloomfield Hills has a lien on 89,666 shares of the Common Stock owned by GRI and GRLLC.

     2) Comerica Bank has a lien on 152,673 shares of the Common Stock owned by GRI.

     3) Community Bank of Dearborn has a lien on 8,333 shares of the Common Stock owned by GRI.













--------
*    Liens to be released or extinguished on the Closing.

                                    EXHIBIT A

APPLICANT:      LC ACQUISITION CORP.
                200 PARK AVENUE SOUTH
                NEW YORK, NEW YORK  10003

BENEFICIARY:    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                THE CHRYSLER BUILDING
                405 LEXINGTON AVENUE
                NEW YORK, NEW YORK  10174


         WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT NUMBER T-%%%%%% IN YOUR FAVOR AT THE REQUEST AND FOR THE ACCOUNT OF LC ACQUISITION CORP FOR AN AMOUNT OF USD $5,078,536 AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON THE ______ ___________BANK, WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED BELOW.

DOCUMENT REQUIRED:

BENEFICIARY'S WRITTEN CERTIFICATE IN THE FORM OF ANNEX A HERETO SIGNED BY ONE OF ITS PARTNERS.

PARTIAL DRAWINGS ARE NOT PERMITTED HEREUNDER.

ARTICLE 41 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) PUBLICATION NO. 500 SHALL NOT APPLY TO THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS IRREVOCABLE LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE MONTH FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO SUCH DATE WE SEND YOU NOTICE IN WRITING, BY REGISTERED MAIL, OR HAND DELIVERY AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD, HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND THE FINAL EXPIRY DATE OF APRIL 30, 2002.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART). WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT AND A SIGNED AND COMPLETED TRANSFER FORM SATISFACTORY TO US IS RECEIVED BY US. TRANSFER CHARGES ARE FOR APPLICANT'S ACCOUNT. THE FORMS REQUIRED ARE ATTACHED.

THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING

THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK.

IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE.

THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY NOTE, DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED

TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY SUCH NOTE, DOCUMENT, INSTRUMENT OR AGREEMENT.

THIS LETTER OF CREDIT EXPIRES AT OUR COUNTERS LOCATED AT _______________________ _________ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT AT OUR CLOSE OF BUSINESS ON APRIL 30, 2002. DRAFTS MUST BE DRAWN AND PRESENTED AT OUR COUNTERS NOT LATER THEN THE EXPIRATION DATE INDICATED ABOVE. DRAFTS MUST BE MARKED "DRAWN UNDER ___ ___________________THE BANK LETTER OF CREDIT NUMBER T-%%%%%%, DATED ######."

WE HEREBY AGREE THAT ANY DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION AND DELIVERY OF DOCUMENTS AS INDICATED HEREIN.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF.

                                                                         Annex A


                           CERTIFICATE FOR "A" DRAWING

         The undersigned, a duly authorized partner in the Beneficiary named below (the "Beneficiary"), hereby certifies to Bank (the "Bank"), with reference to Irrevocable Letter of Credit No. (the "Letter of Credit") any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit issued by the Bank in favor of the Beneficiary, that:

         (1) The Beneficiary is the Beneficiary under the Letter of Credit.

         (2) The Beneficiary hereby demands payment of $_________________ under the Letter of Credit.

         (3) The Beneficiary hereby represents that (a) it is the Escrow Agent (as defined in the Securities Purchase Agreement dated November___, 2001 between LC ACQUISITION CORP ["Buyer"], the Beneficiary and SELLING SHAREHOLDERS [the "Purchase Agreement"]); and (b) all conditions precedent to the draw down of the Letter of Credit have been satisfied.

         (4) The amount of the demand for payment set forth in paragraph (2) does not exceed the amount available on the date hereof to be drawn under the Letter of Credit.

         (5) Payment of the amount referred to in paragraph (2) shall be made to the Beneficiary at ______________________, ABA # _______________, for credit to
_________________________________ Account # _______________.

         (6) The Beneficiary has sent a copy of this certificate to Buyer to the address to which it is required to send notices to Buyer under the Purchase Agreement.

         IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the __________ day of _____________________.



                                         _____________________________, as
                                         Beneficiary



                                         By:
                                             -----------------------------
                                             Title:
                                                   -----------------------














                                       A-2